Exhibit (p) (1)

CLOUGH FUNDS TRUST (the "Trust” or the “Fund")

CODE OF ETHICS

I.	Purpose of the Code of Ethics

This code is based on the principle that, you as an access person of the Trust, will conduct your personal investment activities in accordance with:

•	the duty at all times to place the interests of the Trust's shareholders first;

•
the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

•	the fundamental standard that the Trust personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the Trust has adopted this Code of Ethics (the "Code") to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.	Legal Requirement

Pursuant to Rule 17j-1(b) of the Investment Company Act of 1940 (the “Act”), it is unlawful for any Access Person to:

•	employ any device, scheme or artifice to defraud the Trust;

•
make any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Trust;

•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

•
engage in any manipulative practice with respect to any Trust's investment portfolios, in connection with the purchase or sale (directly or indirectly) by such Access Person of a security "held or to be acquired" by the Trust.

III.	Definitions - All definitions shall have the same meaning as explained in Section 2(a) of the Act and are summarized below.

Access Person - Any director, officer, general partner, registered person, or employee, of the Trust or investment adviser (or of any company in a control relationship to the Trust or investment adviser) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

For purposes of this Code of Ethics, an “Access Person” does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Trust’s investment adviser or principal underwriter in compliance with rule 17j-1 under the 1940 Act and rule 204A-2 of the Investment Advisers Act of 1940 of Section 15(f) of the Securities Exchange Act of 1934, as applicable.

Automatic Investment Plan – A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial ownership shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

Control shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

Covered Security – shall have the meaning set forth in Section 2(a)(36) of the Act except that it does not include an exempt security.

Exempt Security - shall include securities issued by the United States Government, short-term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit or commercial paper, shares of registered open-end investment companies (excluding open-end exchange traded funds and each Fund), and high quality short-term debt instruments, including repurchase agreements.

Exchange Traded Fund - means an open-end registered investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the Investment Company Act permitting it to issue securities that trade on the secondary market.  Examples of open-end exchange-traded funds include, but are not limited to: Select Sector SPDR; iShares; PowerShares, etc.

Exempt Transactions shall mean:

1.	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

2.	Purchases or sales of securities issued by any company included in the Standard & Poor's 500 Stock Index in an amount less than $10,000.

3.	Purchases which are part of an automatic dividend reinvestment plan.

4.
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

Investment Personnel – (a) employees of the Investment Company, its investment adviser, and/or the Underwriter who participate in making investment recommendations to the Investment Company; and (b) persons in a control relationship with the Investment Company or adviser who obtain information about investment recommendations made to the Investment Company.

Security being considered for purchase or sale – when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Security held or to be acquired means: (1) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or its investment advisor for purchase by the Trust; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security that is held or to be acquired by the Trust.

Trustee – Clough Funds Trust Board of Trustees (the “Board” or the “Trustees”).

Underwriter – means ALPS Portfolio Solutions Distributor, Inc.

IV.	Policies of the Trust Regarding Personal Securities Transactions

General

No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

Specific Policies

No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

•	is being considered for purchase or sale by the Trust; or

•	is being purchased or sold by the Trust.

Pre-approval of Investments in IPOs and Limited Offerings

Investment Personnel must obtain approval from the Trust or the Trust’s investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a private placement or other limited offering.

V.	Reporting Procedures

The Compliance Officer of the Trust shall notify each person (annually in January of each year), considered to be an Access Person of the Trust that he/she is subject to the reporting requirements detailed in Sections (a), (b) and (c) below and shall deliver a copy of this Code to such Access Person.

In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person of the Trust must report to the Trust the following:

a)	Initial Holdings Reports. Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information:

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

•
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

•	The date that the report is submitted by the Access Person.

This information must be current as of a date no more than 45 days prior to the date the person becomes an access person.

b)
Quarterly Transaction Reports.  Every Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable),the number of shares, and the principal amount of each Covered Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date that the report is submitted by the Access Person.

Furthermore, an Access Person need not make a quarterly transaction report under section V.b. of this Code of Ethics with respect to transactions effected pursuant to an Automatic Investment Plan.

With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

c)
Annual Holdings Reports. Every Access Person must report on Exhibit C, attached hereto, annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

d)	Exceptions from Reporting Requirements. Any Trustee who is not an Interested Trustee of the Fund and who would be required to make a report solely by reason of being a Trustee, need not make:

•	An initial holdings report under section V.a. of this Code of Ethics;

•	An annual holdings report under section V.b. of this Code of Ethics; or

•
A quarterly transaction report under section V.c. of this Code of Ethics, unless the Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee’s transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

These exceptions do not preclude the Trustee from reporting any holdings or transactions in shares of the Fund in the reports under sections V.a, V.b, or V.c of this Code of Ethics.

VI.	Review of Reports

The Chief Compliance Officer of the Trust, or designee, shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Board:

•	any transaction that appears to evidence a possible violation of this Code; and

•	apparent violations of the reporting requirements stated herein.

The Trustees shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator or termination ofthe violator's license with the Underwriter, or the unwinding of the transaction and the disgorgement of any profits.

The Board of Trustees shall review the operation of this Code at least annually.  All material violations of this Code and any sanctions imposed with respect thereto shall periodically be reported to the Board with respect to the securities being considered for purchase or sale by, or held or to be acquired by, the Trust.

VII.	Certification

Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them.  Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code.  A form of such certification is attached hereto as Exhibit D.

Before the Board may approve the Trust’s Code of Ethics, the Trust must certify to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating their Code of Ethics.  Such certification shall be submitted to the Board at least annually.

Sources:

Section 17j-1 (as amended) of the Investment Company Act of 1940 (the “Act”);

Section 16 (as amended) of the Securities Exchange Act of 1934 (the “Exchange Act”);

The "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994; and,

The Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel.”

Adopted: July 9, 2015
Amended: October 6, 2016; January 11, 2017

EXHIBIT A

CLOUGH FUNDS TRUST
INITIAL HOLDINGS REPORT

To:  The Chief Compliance Officer of the Clough Funds Trust (the “Trust”)

At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trust:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.  I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name

Signature

EXHIBIT B

CLOUGH FUNDS TRUST
QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended ____________________

To: The Chief Compliance Officer of the Clough Funds Trust (the “Trust”)

A.
Securities Transactions.  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Trust.  I understand that this information must be reported no later than _________________.

Title of Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

*  Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Trust.

B.	New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established:

C.
Other Matters.  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date	Signature

Print Name

EXHIBIT C

CLOUGH FUNDS TRUST
ANNUAL HOLDINGS REPORT

For the following period: January 1, 20[   ] – December 31, 20[   ]

To:  The Chief Compliance Officer of the Clough Funds Trust (the “Trust”)

As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trust:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date	Print Name

Signature

EXHIBIT D

CLOUGH FUNDS TRUST
ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Clough Funds Trust, the undersigned hereby certifies as follows:

1.	I have read the Trust’s Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.
Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date	Print Name

Signature